Certified Public Accountant
2350 Mission College Blvd., Suite #1160, Santa Clara, CA 95054
Phone: 408-988-2900 | Fax: 408-988-2907 | naresh@taxguru.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form SB-2 Registration Statement of Nayna Networks, Inc. of our report dated March 31, 2006 except for Note B and E, as to which the date is September 19, 2006, relating to the consolidated financial statements of Nayna Networks, Inc. as of and for the year ended December 31, 2005, which is incorporated by reference into such Form SB-2.

NARESH ARORA
Santa Clara, California

Dated: September 21, 2006